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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117272) of Regions Financial Corporation of our report dated January 15, 2004, except as to the merger with Regions Financial Corporation described in Note 24 which is as of January 22, 2004, relating to the consolidated financial statements of Union Planters Corporation, which appears in this current report on Form 8-K/A.


/s/ PricewaterhouseCoopers LLP


Memphis, Tennessee
August 30, 2004